Exhibit 4.7
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                              CERTIFICATE OF TRUST

                                       OF

                                FB CAPITAL TRUST

                 This Certificate of Trust is being executed as of March 31, 1997 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Act").

                 The undersigned hereby certifies as follows:

                 1. Name. The name of the business trust is "FB Capital Trust" (the "Trust").

                 2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                            Bankers Trust (Delaware)
                              1001 Jefferson Street
                                    Suite 550
                           Wilmington, Delaware 19801

                 3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

                           IN WITNESS WHEREOF, the undersigned, being all of the
trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                            BANKERS TRUST (DELAWARE)
                                            as Delaware Trustee

                                       By:  /s/ M. Lisa Wilkins
                                            ------------------------------------
                                            Name:  M. Lisa Wilkins
                                            Title:  Assistant Secretary